Exhibit 31.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER

I, Robert P. Schechter, certify that:

1)                                      I have reviewed this quarterly report on Form 10-Q of NMS Communications Corporation; and

2)                                      Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: November 12, 2003

/s/ Robert P. Schechter
Robert P. Schechter
Chief Executive Officer